SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) of Section 240.14a-12

CELGENE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

May 4, 2007

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Celgene Corporation. The Annual Meeting will be held on June 12, 2007, beginning at 1:00 p.m., Eastern Standard Time, at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. The formal Notice of Annual Meeting is set forth in the enclosed material.

     The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, stockholders will have the opportunity to ask questions and comment on our business operations.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. You may cast your vote by signing and dating the enclosed proxy card and promptly returning it in the provided return envelope. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or toll free via a touch-tone phone at 800-690-6903. You may vote up until 11:59 p.m. Eastern Standard Time on June 11, 2007.

     We appreciate your investment in Celgene and urge you to return your proxy card as soon as possible.

Sincerely, Sol J. Barer, Ph.D. Chairman of the Board and Chief Executive Officer

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
__________________

     The Annual Meeting of Stockholders (the “Annual Meeting”) of CELGENE CORPORATION will be held at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901 on June 12, 2007, beginning at 1:00 p.m., Eastern Standard Time, for the following purposes:

1.	to elect nine directors;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	to transact any such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 26, 2007 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

     A proxy and return envelope are enclosed for your convenience.

By order of the Board of Directors Sol J. Barer, Ph.D. Chairman of the Board and Chief Executive Officer

May 4, 2007

YOUR VOTE IS IMPORTANT Please mark, sign and date the enclosed proxy card and return it promptly in the enclosed self-addressed, stamped envelope or vote via the Internet or telephone.

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

__________________

PROXY STATEMENT
__________________

     This Proxy Statement is furnished to the stockholders of Celgene Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at our annual meeting of stockholders (referred to as the Annual Meeting) to be held on June 12, 2007, and at any adjournment or postponement thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 4, 2007.

Record Date and Voting Securities

     Only stockholders of record at the close of business on April 26, 2007, the record date for the Annual Meeting, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting. On the Record Date we had outstanding 379,709,028 shares of common stock, par value $.01 per share (“Common Stock”), which are our only securities entitled to vote at the Annual Meeting, each share being entitled to one vote.

Revocability of Proxies

     Stockholders who execute proxies may revoke them by giving written notice to our Chief Executive Officer at any time before such proxies are voted. Attendance at the Annual Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Annual Meeting at any time prior to the voting of the proxy at the Annual Meeting.

Other Matters

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the Annual Meeting, other than the election of directors and the ratification of the appointment of our independent registered public accounting firm for the current fiscal year. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Solicitation Expenses

     We will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses. In addition, we have retained Broadridge Financial Solutions, or Broadridge, to assist in the mailing, collection, and administration of the proxy. Broadridge’s fee is estimated to be $150,000 plus reasonable out-of-pocket expenses.

Voting Procedures; Abstentions

     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by our Board of Directors intend to vote FOR the nominees for election of our directors listed herein and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

     A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be counted as present or represented for purposes of establishing a quorum for the transaction of business.

     Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy.

     Abstentions and broker non-votes will have no effect on the approval of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, as this item requires the affirmative vote of a majority of shares of Common Stock cast in person or by proxy.

     All shares of Common Stock as set forth in this Proxy Statement have been adjusted to reflect the three-for-one-split we declared and paid on April 14, 2000, or the 2000 Split; the two-for-one-split we declared and paid on October 22, 2004, or the 2004 Split; and the two-for-one-split we declared on February 17, 2006 and paid on February 24, 2006, or the 2006 Split. The 2000 Split, the 2004 Split and the 2006 Split are collectively referred to as the Splits.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, nine directors, who have been nominated by the Nominating and Governance Committee, are to be elected, each to hold office (subject to our Bylaws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors and, other than James J. Loughlin, were elected by the stockholders at the 2006 Annual Meeting. Jack L. Bowman, who has served as one of our directors since April 1998, is not standing for re-election at the Annual Meeting. In that connection, the Board of Directors has determined to decrease the number of directors from ten to nine, effective at the Annual Meeting.

     Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. Directors will be elected by an affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy. There are no family relationships between any of our directors and executive officers. The information concerning the nominees and their security holdings has been furnished by them to us.

Name	Age	Position
Sol J. Barer, Ph.D.	60	Chief Executive Officer and Chairman of the Board
Robert J. Hugin	52	President, Chief Operating Officer and Director
Michael D. Casey	61	Director
Rodman L. Drake	64	Director
Arthur Hull Hayes, Jr., M.D.	73	Director
Gilla Kaplan, Ph.D.	60	Director
James J. Loughlin	64	Director
Richard C.E. Morgan	62	Director
Walter L. Robb, Ph.D.	79	Director

     Sol J. Barer, Ph.D. assumed the office of Chief Executive Officer effective May 1, 2006. Immediately prior, Dr. Barer served as our President, an office he held since October 1993, and as our Chief Operating Officer, an office he held since March 1994. Dr. Barer has served as the Chairman of our Board of Directors since January 2, 2007 and, since March 1994, has served as one of our directors. He is also the Chairman of the Executive Committee of our Board of Directors. Dr. Barer was Senior Vice President—Science and Technology and Vice President/General Manager—Chiral Products from October 1990 to October 1993 and our Vice President—Technology from September 1987 to October 1990. Dr. Barer received a Ph.D. in organic and physical chemistry from Rutgers University. Dr. Barer is also a director of Semorex, Inc. and the Pharmaceutical Research and Manufacturers of America (PhRMA), and serves on the Board of Trustees of the Biotechnology Council of New Jersey and the Board of the Brooklyn College Foundation.

     Robert J. Hugin assumed the office of Chief Operating Officer and President effective May 1, 2006. He served as our Chief Financial Officer from June 1999 until December 6, 2006. Mr. Hugin has served as one of our directors since December 2001. Previously, Mr. Hugin had been a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin received an A.B. degree from Princeton University and an M.B.A. from the University of Virginia. Mr. Hugin is also a director of The Medicines Company, Coley Pharmaceutical Group, and Family Promise, a national non-profit network assisting homeless families.

     Michael D. Casey has served as one of our directors since August 2002, and is a member of the Nominating and Governance Committee, the Executive Committee as of December 2006 and, since April 19, 2006, the Management Compensation and Development Committee, of our Board of Directors. Mr. Casey was a member of the Audit Committee from August 2002 through December 2006. From September 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. From November 1995 to September 1997, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a director of Allos Therapeutics, Inc., Cholestech Corporation, OrthoLogic Corp., Durect Corp. and AVI BioPharma.

     Rodman L. Drake was elected by the Board of Directors on April 19, 2006 (and by the stockholders at the Annual Meeting held on June 14, 2006) to serve as one of our directors and as a member of the Nominating and Governance Committee and the Audit Committee. Mr. Drake was Managing Director of CIP Management, a New York private equity firm focused on investments in mining and natural resources, from 1997 to 2005. Prior to that, Mr. Drake was co-chairman of the KMR Power Company and Chief Executive Officer and Managing Director of Cresap McCormick and Paget, a leading management consulting firm. He is a member of the board of directors of Student Loan Corporation, Parsons Brinkerhoff, Jackson Hewitt and the Animal Medical Center of New York. He is the Chairman of the Hyperion Brookfield Funds and the Excelsior and Laudus Funds.

     Arthur Hull Hayes, Jr., M.D. has been one of our directors since 1995 and is a member of the Audit Committee of our Board of Directors. Dr. Hayes was President and Chief Operating Officer of MediScience Associates, a consulting organization that works with pharmaceutical firms, biomedical companies and foreign governments, from July 1991 through December 2005, and clinical professor of medicine and pharmacology at the Pennsylvania State University College of Medicine, from 1981 to 2004. From 1986 to 1990, Dr. Hayes was President and Chief Executive Officer of E.M. Pharmaceuticals, a unit of E. Merck AG, and from 1981 to 1983 was Commissioner of the U.S. Food and Drug Administration. Dr. Hayes is also a director of Myriad Genetics, Inc. and Tapestry, Inc.

     Gilla Kaplan, Ph.D. has been one of our directors since April 1998 and is a member of the Audit Committee of our Board of Directors, is head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute Center at the University of Medicine and Dentistry of New Jersey in Newark, New Jersey, where she was appointed full Member in 2002. Dr. Kaplan also was appointed, in 2005, Professor of Medicine at the University of Medicine and Dentistry of New Jersey. Previously, Dr. Kaplan was an immunologist in the Laboratory at Cellular Physiology and Immunology at The Rockefeller University in New York where she was an Associate Professor.

     James J. Loughlin was elected by the Board of Directors effective January 8, 2007 and serves as a member of the Audit Committee. Mr. Loughlin served as the National Director of the Pharmaceuticals Practice at KPMG, including a five-year term as member of the Board of Directors of KPMG LLP. Additionally, Mr. Loughlin served as Chairman of the Pension and Investment Committee of the KPMG Board from 1995 through 2001. He also served as Partner in charge of Human Resources, Chairman of the Personnel and Professional Development Committee, Secretary and Trustee of the Peat Marwick Foundation and a member of the Pension, Operating and Strategic Planning Committees. Mr. Loughlin is a director of Alfacell Corporation and Datascope Corporation.

     Richard C.E. Morgan has been one of our directors since 1987 and is Chairman of the Management Compensation and Development Committee and a member of the Executive Committee of our Board of Directors. Mr. Morgan is the Chief Executive Officer of Amphion Innovations PLC. Previously, Mr. Morgan was the Chairman and Chief Executive Officer of VennWorks LLC. Mr. Morgan serves on the Board of Directors of Axcess Inc. and Orbis International, Inc. and several other private companies.

     Walter L. Robb, Ph.D. has been one of our directors since 1992 and is the Chairman of the Audit Committee of our Board of Directors. He has been a private consultant and President of Vantage Management Inc., a consulting and investor services company, since January 1993. Dr. Robb was Senior Vice President for Corporate Research

and Development of General Electric Company, and a member of its Corporate Executive Council from 1986 to December 1992. Dr. Robb is Chairman of the Board of Directors of Capital District Sports. He is also a director of Mechanical Technology, Inc. and several private companies.
____________________

Security Ownership of Certain Beneficial Owners and Management

     The table below sets forth the beneficial ownership of Common Stock as of March 12, 2007 by (i) each director, (ii) each named executive officer (as defined below), (iii) all of our directors and named executive officers as a group and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Shares of Common Stock subject to warrants and/or options that are currently exercisable or exercisable within 60 days of March 12, 2007 are deemed outstanding for computing the ownership percentage of the stockholder holding such warrants and/or options, but are not deemed outstanding for computing the ownership percentage of any other stockholder. Unless otherwise noted, the address of each stockholder is Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.

Name and Address	Amount and Nature		Percent
of Beneficial Ownership	of Beneficial Ownership		of Class
Sol J. Barer, Ph.D.	4,722,509	(1)(2)(3)	1.2%
Robert J. Hugin	3,320,038	(1)(2)(4)	*
David W. Gryska	56,250	(1)	*
Aart Brouwer	353,750	(1)	*
Jack L. Bowman	247,000	(1)	*
Michael D. Casey	195,000	(1)	*
Rodman L. Drake	7,500	(1)	*
Arthur Hull Hayes, Jr., M.D.	225,000	(1)	*
Gilla Kaplan, Ph.D.	335,000	(1)	*
James J. Loughlin	1,000	(1)	*
Richard C.E. Morgan	544,493	(1)(5)	*
Walter L. Robb, Ph.D.	661,000	(1)(6)	*
All our directors and current executive officers as a group (12 persons)	10,668,540	(7)	2.8%
FMR Corp. (“FMR”)	54,993,182	(8)	14.5%
82 Devonshire Street
Boston, MA 02109
Janus Capital Management LLC (“Janus Capital”)	38,279,383	(9)	10.1%
151 Detroit Street
Denver, CO 80206
Goldman Sachs Asset Management, L.P. (“Goldman Sachs”)	19,439,993	(10)	5.1%
32 Old Slip
New York, NY 10005
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*	Less than one percent (1%).

(1)	Includes shares of Common Stock that the directors and executive officers have the right to acquire through the exercise of warrants and/or options within 60 days of March 12, 2007 as follows: Sol J. Barer – 3,399,766; Robert J. Hugin – 2,751,774; David W. Gryska – 56,250; Aart Brouwer – 353,750; Jack Bowman – 235,000; Michael D. Casey – 195,000; Rodman L. Drake – 5,000; Arthur Hull Hayes, Jr. – 225,000; Gilla Kaplan – 335,000; Richard C.E. Morgan – 60,000; and Walter L. Robb – 515,000. Does not include shares of Common Stock that the directors and executive officers have the right to acquire through the exercise of options not exercisable within 60 days of March 12, 2007, as follows: Jack L. Bowman – 3,750; Michael D. Casey – 3,750; Rodman L. Drake – 26,250; Arthur Hull Hayes, Jr. – 3,750; Gilla Kaplan – 3,750; James J. Loughlin – 20,000; Richard C.E. Morgan – 3,750; and Walter L. Robb – 3,750.

(2)	Includes shares of Common Stock reflecting matching contributions under our 401(k) Plan in which the named executive officers will vest within 60 days of March 12, 2007.

(3)	Includes with respect to Dr. Barer 67,574 shares owned by a family foundation of which Dr. Barer is a trustee.

(4)	Includes with respect to Mr. Hugin 120,217 shares owned by a family foundation of which Mr. Hugin is a trustee and an aggregate 4,800 shares owned by Mr. Hugin’s children.

(5)	Includes with respect to Mr. Morgan three variable share forward arrangements: (a) one for up to 138,804 shares that will settle on August 11, 2007; (b) one for up to 84,645 shares that will settle on January 19, 2009; and (c) one for up to 30,000 shares that will settle on March 5, 2009.

(6)	Includes with respect to Dr. Robb two variable share forward arrangements, one for up to 94,000 shares that will settle on January 18, 2008 and the other for up to 50,000 shares that will settle on March 6, 2008.

(7)	Includes or excludes, as the case may be, shares of Common Stock as indicated in the preceding footnotes and shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 12, 2007.

(8)	Information regarding FMR was obtained from a Schedule 13G/A, filed by FMR with the Securities and Exchange Commission on February 14, 2007. Such Schedule 13G/A reflects that, through two direct wholly owned subsidiaries (Fidelity Management & Research Company and Strategic Advisers, Inc.) and two indirect wholly owned subsidiaries (Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company), FMR beneficially owns 54,993,182 shares of Common Stock, and has sole dispositive power over all 54,993,182 shares and sole voting power over 758,494 of such shares.

(9)	Information regarding Janus Capital was obtained from a Schedule 13G/A, filed by Janus Capital with the Securities and Exchange Commission on March 12, 2007. Such Schedule 13G/A reflects that Janus Capital has an indirect 82.5% ownership stake in Enhanced Investment Technologies LLC (“Intech”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to the above ownership structure, holdings for Janus Capital, Perkins Wolf and Intech were aggregated for purposes of the Janus Capital Schedule 13G/A. Janus Capital, Perkins Wolf and Intech are registered investment advisers, each furnishing investment advice to various investment companies registered under the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as an investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 28,441,965 shares of Common Stock held by such Managed Portfolios. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be the beneficial owner of 9,837,418 shares of Common Stock held by such Managed Portfolios. Janus Capital has sole voting power and dispositive power over 28,441,965 shares of Common Stock and shared voting and dispositive power over 9,837,418 shares of Common Stock with Intech.

(10)	Information regarding Goldman Sachs was obtained from a Schedule 13G, filed by Goldman Sachs with the Securities and Exchange Commission on February 12, 2006. Such Schedule 13G reflects that Goldman Sachs is an investment advisor and, as such, may be deemed to be the beneficial owner of 19,439,993 shares of Common Stock. Goldman Sachs has sole voting power over 15,629,717 shares of Common Stock and sole dispositive power over all 19,439,993 shares of Common Stock.

Board Independence

     No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has such a relationship. The Board of Directors observes all criteria for independence established by the Nasdaq Stock Market (“Nasdaq”) under its applicable Marketplace Rules. In its annual review of director independence, the Board of Directors has determined that all of our Non-Employee Directors, and a majority of all of our directors, may be classified as “independent” within the meaning of Rule 4200 of the Nasdaq Marketplace Rules. Executive sessions of our independent directors are convened at least twice a year in conjunction with regularly scheduled Board of Directors meetings.

Board Meetings; Committees and Membership

     The Board of Directors held eight meetings during 2006. During 2006, each of the directors then in office attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served. Our policy is to encourage our Board members to attend all annual meetings and any special meeting of stockholders. A majority of our directors attended the 2006 Annual Meeting of stockholders.

     We maintain the following committees of the Board of Directors: the Executive Committee, the Management Compensation and Development Committee (referred to as the Compensation Committee), the Nominating and Governance Committee (referred to as the Nominating Committee) and the Audit Committee. Except for the Executive Committee, each of the committees are comprised entirely of directors who may be classified as “independent” within the meaning of Rule 4200 of the Nasdaq Marketplace Rules. Other than the Executive Committee, each of the committees acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. A copy of the Amended and Restated Audit Committee Charter and a copy of the Compensation Committee Charter is available on our website at http://www.celgene.com under the

“Investor Relations” link in the “Corporate Governance” section. In addition, a copy of the Amended and Restated Audit Committee Charter and a copy of the Nominating Committee Charter have been filed as Appendix A and Appendix B, respectively, to our Proxy Statement for our 2004 Annual Meeting filed on April 29, 2004.

     The Executive Committee

     The Executive Committee’s current members are Sol J. Barer, Chairman; Richard C.E. Morgan; and, since December 2006, Michael D. Casey. The Executive Committee held one meeting in 2006. The Executive Committee has and may exercise all of the powers and authority of our full Board of Directors, subject to certain exceptions.

     The Compensation Committee

     The Compensation Committee’s current members are Richard C.E. Morgan, Chairman; Jack L. Bowman; and, since April 19, 2006, Michael D. Casey. As stated above, Mr. Bowman is not standing for re-election at the Annual Meeting. The Compensation Committee annually reviews the total compensation package for all executive officers, including the Chief Executive Officer; considers modification of existing compensation and benefit programs and the adoption of new plans; administers the plans and reviews the compensation of non-employee members of the Board of Directors. The Compensation Committee has (i) the full power and authority to interpret the provisions and supervise the administration of our 1986 Stock Option Plan, the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, the Signal Pharmaceuticals, Inc. 2000 Equity Incentive Plan, our 1992 Long-Term Incentive Plan and our 1998 Stock Incentive Plan, (ii) the full power and authority to administer and interpret our non-qualified deferred compensation plan and (iii) the authority to review all matters relating to our personnel. The Compensation Committee held five meetings during 2006.

     The Nominating Committee

     The Nominating Committee’s current members are Jack L. Bowman, Chairman; Michael D. Casey; and, since April 19, 2006, Rodman L. Drake. As stated above, Mr. Bowman is not standing for re-election at the Annual Meeting. The Nominating Committee held two meetings in 2006. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees, and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our Proxy Statement.

     In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of Common Stock for at least one year, referred to as a Qualified Stockholder Proposal. If the Nominating Committee receives a Qualified Stockholder Proposal with the necessary notice, information and consent provisions as referenced above, the Proxy Statement to which the Qualified Stock Proposal referred will disclose the name of the proposed candidate and the stockholder (or stockholder group) who recommended the candidate and will also disclose whether or not the Nominating Committee chose to nominate the proposed candidate. However, no such disclosure will be made without the written consent of both the stockholder (or stockholder group) and the proposed candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders’ general nomination rights in any way.

     In evaluating director nominees, the Nominating Committee currently considers the following factors:

  our needs with respect to the particular competencies and experience of our directors;

  the knowledge, skills and background of nominees, including experience in relevant functional areas, in light of prevailing business conditions and the knowledge, skills, background and experience already possessed by other members of our Board of Directors;

  familiarity with our business and businesses similar or analogous to ours; and

  financial acumen and corporate governance experience.

     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee will identify the required skills, background and experience of a new nominee, in tandem with prevailing business conditions, and will source relevant candidates and present to the Board of Directors suggestions as to individuals who meet the required criteria. The Nominating Committee may also utilize the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.

     The Audit Committee

     The Audit Committee’s current members are Walter L. Robb, Chairman; Gilla Kaplan; Arthur Hull Hayes, Jr.; since April 19, 2006, Rodman Drake; and, since January 8, 2007, James J. Loughlin. The Audit Committee held eight meetings in 2006. Each of Dr. Robb and Mr. Loughlin is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and, as such, Dr. Robb and Mr. Loughlin satisfy the requirements of Rule 4350 of the Nasdaq Marketplace Rules. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee pre-approves, subject to stockholder ratification, the selection of our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of our internal audit controls, the overall quality of our financial reporting and our critical accounting policies and to approve any related-party transactions. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints related to auditing, accounting and internal control issues, including the confidential, anonymous submission by employees of concerns on questionable accounting and auditing matters.

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are Richard C.E. Morgan, Chairman; Jack L. Bowman; and Michael D. Casey. Each is an independent director within the meaning of the Nasdaq listing requirements. There were no interlocks among any of the members of the Compensation Committee and any of our executive officers.

Code of Ethics

     We have adopted a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other financial professionals. This Financial Code of Ethics is posted on our website, http://www.celgene.com (under the “Investor Relations” link in the “Corporate Governance” section). We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Financial Code of Ethics by posting such information on our website. We undertake to provide to any person a copy of this Financial Code of Ethics upon request to our Corporate Secretary at our principal executive offices.

Stockholder Nominations

     Our Bylaws provide that nominations for the election of directors may be made at an annual meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.

     In addition to any other applicable requirements for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary.

     To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.

Stockholder Communications

     Our Board of Directors has determined that, in order to facilitate communications with the Board of Directors, or any individual members or any Committees of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chair persons of any Committee of the Board of Directors, as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Exchange Act, our directors, executive officers and any persons holding more than 10 percent of Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. All applicable acquisitions and dispositions of Common Stock, including grants of options under our Directors’ Incentive Plan and the 1998 Stock Incentive Plan in 2005, were filed on a timely basis for the fiscal year 2006.

Audit Committee Report

     Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held eight meetings in 2006. A copy of the charter has been filed as Appendix A to our proxy statement for our 2004 Annual Meeting filed on April 29, 2004 and is available on the Company’s website at http://www.celgene.com under the “Investor Relations” link in the “Corporate Governance” section.

     Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the assessment of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees of concerns on questionable accounting and auditing matters.

     In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2006 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE

Walter L. Robb, Ph.D., Chairman
Rodman L. Drake
Arthur Hull Hayes, Jr., M.D.
Gilla Kaplan, Ph.D.
James J. Loughlin

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE NOMINEES

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     In this section, we will provide an overview and analysis of our compensation programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions. Later in this section, under the heading “Additional Information Regarding Executive Compensation,” you will find a series of tables containing specific information about the compensation earned by, and equity awards granted to, the following individuals in 2006, whom we refer to as our named executive officers:

  Sol J. Barer, Ph.D., Chief Executive Officer, who assumed this office effective May 1, 2006;

  Robert J. Hugin, President and Chief Operating Officer, who assumed this office effective May 1, 2006;

  David W. Gryska, Chief Financial Officer, who assumed this office effective December 6, 2006;

  Aart Brouwer, President International, who assumed this office effective November 2, 2005;1 and

  John W. Jackson, who held the office of Chief Executive Officer until his retirement effective May 1, 2006.

     The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy

     Our executive compensation program is part of a company-wide program covering all employees. Our compensation program is designed to link pay with performance and stockholder returns over the long term and to attract, motivate and retain executives who are critical to our long-term success. As described below, the key components of our executive compensation program are base salary, bonus, equity incentive compensation, a long-term performance program designed to create focus on key financial metrics and company matches on tax-qualified and non-qualified deferred salary. Performance and compensation are evaluated annually to ensure that we maintain a focus on delivering results and stockholder value.

     Our compensation decisions with respect to executive officer salaries and annual incentives, as well as long-term incentives such as stock options, are influenced by (a) the executive’s individual role of responsibility and performance during the year, (b) corporate performance as measured against our objectives and (c) our assessment of the competitive marketplace, including peer companies.

Overview of Compensation Committee

     The Compensation Committee of our Board of Directors has responsibility to oversee our executive compensation and benefit programs, including the 1986 Stock Option Plan, the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, the Signal Pharmaceuticals, Inc. 2000 Equity Incentive Plan, our 1992 Long-Term Incentive Plan, our 1998 Stock Incentive Plan and the non-qualified deferred compensation plan. The Compensation Committee’s responsibilities include, among others, the responsibility to establish the base salary, incentive compensation, stock option awards and any other compensation for named executive officers, including our chief executive officer, and to review and approve the chief executive officer’s recommendations for the compensation of certain executive officers reporting to him. The Compensation Committee relies on the judgment of the chief executive officer regarding setting named executive officers’ performance objectives, evaluating the actual performance of each named executive officer (other than the chief executive officer) against
____________________

1	Although Mr. Brouwer was not an “executive officer” of the Company (as that term is used in this proxy statement) in 2006, on April 27, 2007, the Board of Directors determined that, as of that date, Mr. Brouwer shall be deemed an executive officer of the Company. In view of that determination, although compensation disclosure regarding Mr. Brouwer for 2006 is not called for under applicable rules of the Securities and Exchange Commission, such disclosure is provided in this proxy statement.

those objectives through the compensation review process and recommending appropriate salary and incentive awards. The chief executive officer participates in Compensation Committee meetings at the request of the Compensation Committee, and provides relevant assessment and explanation supporting his recommendations. The Compensation Committee ensures that the total compensation paid to our named executive officers is reasonable, competitive, and consistent with market practice and the goal of delivering results to our stockholders.

Overview of Compensation Program

     Throughout this narrative discussion and in the accompanying charts, we refer to our named executive officers. The key compensation package provided to our named executive officers includes:

  base salary, which provides fixed compensation based on competitive market practice;

  cash bonus/performance based incentive compensation, which provides focus on meeting annual and/ or long-term incentive goals that lead to our long-term success and motivates achievement of critical performance cycle metrics;

  equity compensation solely in the form of stock options, which is designed to reward and motivate employees by aligning their interests with those of our stockholders and provide an opportunity to acquire a proprietary interest in the Company;

  our matching contributions to the named executive officers who participate in our 401(k) Plan in the form of shares of our Common Stock;

  our matching cash contributions to the named executive officers who participate under the Celgene Corporation 2005 Deferred Compensation Plan, which is a nonqualified deferred compensation plan that provides competitive market-based retirement benefit; and

  other benefits.

Determination of Appropriate Pay Levels

     We utilize relevant market-based benchmarking to establish compensation levels. However, as discussed below, market information regarding pay practices at other companies is compiled and considered in assessing the reasonableness and competitiveness of compensation, and ensuring that compensation levels remain competitive in the marketplace. Data from various third-party industry compensation surveys, including surveys compiled by 2006 Radford Biotechnology TDC, 2006 Towers Perrin Pharmaceutical, and 2006 SIRS Executive Survey, are reviewed as part of the compensation review process for our named executive officers. With the assistance of an independent compensation consultant, Radford Surveys + Consulting, a business unit of Aon Corporation, we analyze competitive market data every year. Data sources include, among others, public company proxy statements and published compensation surveys. We review compensation of our named executive officers with external market comparisons to ensure we remain competitive and reward our executives for their contributions. The comparison group includes companies in biotechnology and pharmaceutical industries, representing industries in which we compete. This information is used to determine our competitive position among similarly situated companies in the marketplace and set our targeted pay at a competitive range relative to our peers.

     Each element of compensation is reviewed so that the overall compensation package will attract, motivate and retain our named executive officers, and reward performance against achievement of corporate objectives and provide an incentive for the achievement of our long-term strategic goals. The following factors are considered in determining the amount of compensation awarded to each named executive officer:

  overall job performance, including performance against corporate and individual objectives;

  overall job responsibilities, including unique competencies and experience necessary to support the long-term performance of the Company;

  performance of general management responsibilities, execution of company objectives and contributions to the continuing success of the Company; and

  the Company’s overall financial performance and position.

Timing of Compensation

     As discussed elsewhere, compensation, including salary base adjustments, incentive plan eligibility, incentive plan goal specifications and incentive plan payments, for our named executive officers are established annually (usually in the first quarter) and reviewed quarterly. Awards of options to purchase shares of our Common Stock are currently granted under our 1998 Stock Incentive Plan on a quarterly basis to certain employees, including our named executive officers. The target number of options that may be granted are pre-established; however, they are based upon various prospective factors, as further discussed under the heading “2006 Executive Compensation Components–Stock Option Awards.” The actual grant is based on the Company’s and the individual’s performance for the prior year. All grants are approved by the Compensation Committee for named executive officers at the time of the Compensation Committee’s regularly scheduled quarterly meetings, which are scheduled in advance without regard to any anticipated earnings or other major announcements by the Company. The exercise price of each stock option granted under our 1998 Stock Incentive Plan is the closing price of our Common Stock on the date of quarterly grant. Our matching contributions under our 401(k) Plan and nonqualified deferred compensation plan are pre-established, as further discussed under the heading “2006 Executive Compensation Components–Retirement and other Benefits,” and are usually granted in the first quarter of each year for services rendered in the preceding year for the 401(k) Plan and bi-monthly for the non-qualified deferred plan.

Minimum Stock Ownership Requirements

     There are no minimum stock ownership guidelines for the Company. See, however, stock ownership information for our named executive officers under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. Each of the named executive officers are eligible to receive stock option grants under the 1998 Stock Incentive Plan, as further discussed under the heading “2006 Executive Compensation Components–Stock Option Awards” in this section.

2006 Executive Compensation Components

     For the fiscal year ended December 31, 2006, the principal components of compensation for our named executive officers were:

  salary;

  cash bonus/performance based incentive compensation;

  equity awards under our 1998 Stock Incentive Plan;

  matching contributions to the named executive officers who participated in our 401(k) Plan;

  matching contributions to the named executive officers who participated in our nonqualified deferred compensation plan; and

  other benefits.

Base Salary

     Salaries are intended to be competitive relative to the biotechnology and pharmaceutical industries—industries in which we compete for our highly skilled talent. Individual experience and performance is considered when setting salary ranges for each position. Annual reviews are held and adjustments are made based on attainment of individual goals and market-wide changes in salaries for comparable positions and qualifications.

     During the review of 2006 base salaries for our named executive officers, the following factors were considered by the Compensation Committee:

  market data provided by compensation surveys;

  internal review of each named executive officer’s compensation relative to both our other named executive officers and executive officers of peer companies; and

  individual performance of each named executive officer.

     We have entered into employment agreements with each of Sol J. Barer and Robert J. Hugin, effective May 1, 2006, an employment letter agreement with David W. Gryska effective December 6, 2006, and an employee contract with Aart Brouwer effective November 2, 2005. In addition, we have entered into a services agreement with John W. Jackson effective May 1, 2006. We discuss the terms and conditions of these agreements elsewhere in this Proxy Statement under the heading “Additional Information Regarding Executive Compensation–Service and Employment Agreements.”

Bonus/Performance Based Incentive Compensation

     In addition to base salaries, the total cash compensation for our named executive officers in 2006 included annual bonus payable under our management incentive plan, or the MIP, and long-term incentive plan, or the LTIP. Under the MIP, each of Dr. Barer and Messrs. Hugin, Gryska and Brouwer was eligible to receive an annual target incentive bonus for 2006, and is eligible to receive an annual target incentive bonus for 2007, of 100%, 75%, 50% and 50%, respectively, of his annual base salary, as approved by the Compensation Committee. Under the LTIP, each of Dr. Barer and Messrs. Hugin, Gryska and Brouwer is eligible to receive an annual target incentive bonus for each of the performance cycles described below of 100%, 100%, 50% and 50%, respectively, of his annual base salary, as approved by the Compensation Committee. Pursuant to his services agreement, for 2006, Mr. Jackson was eligible to receive a target incentive bonus under each of the MIP and the LTIP of 100% of his annual base salary, as approved by the Compensation Committee.

2006 Management Incentive Plan

     The MIP is designed to provide cash compensation to our named executive officers and other employees upon attainment of annual corporate, division and individual goals. Each named executive officer’s goals are set annually based upon the Company’s business plans for that year. Awards granted under the MIP may be higher or lower than the executive officer’s annual bonus target for such year, based on such executive officer’s achievement of the target. The maximum total bonus payout under the MIP is 200% of the annual bonus target. With respect to 2006, each of our named executive officers received a cash bonus payment, entirely determined by achievement of corporate goals, as evaluated by the Compensation Committee in its sole discretion. Performance measures for 2006 were based on the following components: 25% on earnings per share; 25% on revenue; 10% on each of specific milestones related to the clinical advancement of REVLIMID®, further clinical development of our product candidates, research and development findings, and further regulatory advancement of REVLIMID® and THALOMID®; and 10% on specific milestones related to further international and corporate developments. Under the MIP, the Compensation Committee is to adjust, modify or amend the performance measures and targets in the plan to reflect certain events that affect such performance measures and targets, including, (i) restructurings, discontinued operations, extraordinary items or events, corporate transactions (including dispositions or acquisitions) and other unusual or non-recurring items, and (ii) changes in tax law or accounting standards required by generally accepted accounting principles.

Long-Term Incentive Plan

     Established under our 1998 Stock Incentive Plan, the LTIP is designed to provide our named executive officers and other key employees with long-term performance based incentive opportunities contingent upon achievement of pre-established corporate performance objectives. The goals of the LTIP are to create focus on key long-term objectives while creating a retention vehicle to ensure management continuity in key functional areas. We currently have three 3-year performance cycles running concurrently ending December 31, 2007, 2008 and 2009. Performance measures for each of these performance cycles are based on the following components in the last year of the 3-year cycle: 25% on earnings per share, 25% on net income and 50% on revenue. As in the case of the MIP, under the LTIP, the Compensation Committee is to adjust, modify or amend the performance measures and targets in the plan to reflect certain events that affect such performance measures and targets, including the events described above.

     For each of the above-described performance cycles, awards are expressed in the range of 0% to 200% of the participant’s annual target incentive bonus, as adopted by the Compensation Committee. Awards are payable either in cash or shares (the number of shares would be based on the cash amount divided by the fair market value of our Common Stock at the time of payment) at the discretion of the Compensation Committee. Awards under the 2004-2006 cycle were paid in cash to each of our named executive officers in the first quarter of 2007.

     The following payouts of the aggregate incentive awards for the 2004-2006 cycle under the LTIP and the 2006 MIP were approved by the Compensation Committee on February 2, 2007:

Name	LTIP Payment	MIP Payment		Total Payments
Sol J. Barer, Ph.D.	$ 900,000	$1,059,600		$1,959,600
Robert J. Hugin	$ 787,500	$682,560		$1,470,060
David W. Gryska	$ N/A	N/A		N/A
Aart Brouwer	$ N/A	$368,368	(1)	$368,368	(1)
John W. Jackson	$ 1,125,000	$1,297,600		$2,422,600
____________________

(1)	The amount reflects the value of the payment to Mr. Brouwer in Swiss francs as converted to the United States dollar using the 2006 average exchange ratio of approximately 1.25 Swiss francs per United States dollar.

Stock Option Awards

     A portion of our named executive officers’ and other employees’ compensation relates to the grant of stock options, and such grants are based on the successful attainment of corporate and individual goals. Our stock option plan is an important component of our total compensation strategy. It aids us in attracting and retaining the talented employees necessary to achieve long-term success.

     In determining awards to our named executive officers, the Compensation Committee reviews the average percentages of stock options granted to comparable executive officers at the peer group level and then factors in total corporate performance. The Compensation Committee’s policy on stock option awards is designed to align the interests of our named executive officers with those of our stockholders to achieve exceptional performance over time. The stock option pool is approved each year by the Compensation Committee. Awards of options to purchase shares of our Common Stock are currently granted pursuant to our 1998 Stock Incentive Plan on a quarterly basis to our named executive officers and certain other employees. Such grants vest over a four-year period in equal installments, thereby encouraging retention. The size of grants is tied to the practices of comparable companies in biotechnology and pharmaceutical industries. To determine such comparative data, we rely on outside compensation consultants and third-party industry surveys.

     Stock options granted to our named executive officers and other executives at the vice-president level and above between September 19, 2000 and October 1, 2004 contained a reload feature which provides that if (1) the optionee exercises all or any portion of the stock option (a) at least six months prior to the expiration of the stock option, (b) while employed by us or one of our affiliates and (c) prior to the expiration date of the 1998 Stock Incentive Plan and (2) the optionee pays the exercise price for the portion of the stock option so exercised or pays applicable withholding taxes by using Common Stock owned by the optionee for at least six months prior to the date of exercise, the optionee shall be granted a new stock option under the 1998 Stock Incentive Plan on the date all or any portion of the stock option is exercised to purchase the number of shares of Common Stock equal to the number of shares of Common Stock exchanged by the optionee to exercise the stock option or to pay withholding taxes thereon. The reload stock option will be exercisable on the same terms and conditions as apply to the original stock option except that (x) the reload stock option will become exercisable in full on the day that is six months after the date the original stock option is exercised, (y) the exercise price shall be the fair market value (as defined in the 1998 Stock Incentive Plan) of Common Stock on the date the reload stock option is issued and (z) the expiration of the reload stock option will be the date of expiration of the original stock option. An optionee may not reload the reload stock option unless otherwise permitted by the Compensation Committee. The reload feature was removed from the 1998 Stock Incentive Plan and stock options granted after October 1, 2004 do not contain any reload feature.

Retirement and Other Benefits

401(k) Plan

     Our 401(k) Plan is a tax-qualified retirement savings plan available to all of our eligible employees, which includes certain named executive officers. Under the 401(k) Plan, we have discretionary matching contributions to participants (including our named executive officers) in the form of shares of our Common Stock to such participant’s plan account of up to 6% of base salary or the maximum permitted by law of base salary contributed for each participant.

     Eligible named executive officers participated in the 401(k) Plan in 2006 and received matching contributions under the 401(k) Plan for 2006 valued as follows:

Name	2006 Matching Contributions under the 401(k) Plan
Sol J. Barer, Ph.D.	296 shares of Common Stock (fair value of $17,028)
Robert J. Hugin	296 shares of Common Stock (fair value of $17,028)
David W. Gryska	N/A
Aart Brouwer	N/A
John W. Jackson	296 shares of Common Stock (fair value of $17,028)

The Celgene Corporation 2005 Deferred Compensation Plan

     The Celgene Corporation 2005 Deferred Compensation Plan, or the Nonqualified Plan, is an unfunded nonqualified deferred compensation plan to which certain executive officers may elect to defer up to 25% of their base salary and up to 100% of annual bonus. We make a cash matching contribution to the Nonqualified Plan on behalf of certain executives in the plan at a rate specified by the Compensation Committee. For further discussion of the Nonqualified Plan, see “Additional Information Regarding Executive Compensation Nonqualified Deferred Compensation Table” elsewhere in this Proxy Statement.

     Eligible named executive officers participated in our Nonqualified Plan and received cash matching contributions from us for 2006 under the Nonqualified Plan as follows:

Name	2006 Matching Contributions under the Nonqualified Plan
Sol J. Barer, Ph.D.	$143,266
Robert J. Hugin	$91,000
David W. Gryska	N/A
Aart Brouwer	N/A
John W. Jackson	$202,750

Other Benefits

     Each of the named executive officers also receives medical, dental, vision, disability and life insurance coverage on the same terms as other employees.

Perquisites and Other Personal Benefits

     As discussed above, Sol J. Barer, Robert J. Hugin and David W. Gryska are eligible to receive our matching contribution in the form of shares of our Common Stock under our 401(k) Plan. Sol J. Barer and Robert J. Hugin also are eligible to receive our matching contribution in cash under our Nonqualified Plan. In addition, we reimburse our named executive officers for reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually, which we believe allows them to focus on managing our business and assists them in optimizing the value received from the various compensation and benefit programs offered. In connection with his hiring by us in December 2006, we expect to reimburse David W. Gryska an estimated total amount of $190,000 for certain relocation costs. All transactions were facilitated through our relocation service provider to manage costs and avoid unnecessary taxes on such costs. All relocation costs are repayable by

Mr. Gryska to us if he should voluntarily terminate his employment with us within two years of his employment commencement date. Finally, we paid a premium in the amount of $4,125 for an umbrella insurance policy for the benefit of Mr. Jackson. Attributed costs of the perquisites and other personal benefits described above for our named executive officers for 2006 are included in column (i) of the Summary Compensation Table.

     We have also entered into certain employment agreements with our named executive officers as discussed elsewhere in this Proxy Statement which provide for, in part, termination benefits and, in certain cases, change of control benefits that are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Additional Information Regarding Executive Compensation—Potential Payments Upon Termination or Change in Control” elsewhere in this Proxy Statement.

Accounting and Tax Considerations

     FAS No. 123R. We have adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (FAS No. 123R) using the modified prospective application method on January 1, 2006. Our estimate of future stock-based compensation expense is affected by our stock price, the number of stock-based awards our Board of Directors may grant in 2007 and subsequent years, as well as a number of complex and subjective valuation assumptions and the related tax impact. These valuation assumptions include, but are not limited to, the volatility of our stock price and employee stock option exercise behaviors.

     Policy with Respect to Compensation Deductibility. Our policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code, as amended, or the Code, generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. However, we reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Richard C.E. Morgan, Chairman
Jack L. Bowman
Michael D. Casey

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for the fiscal year ended December 31, 2006 awarded to, earned by or paid to our named executive officers. The named executive officers have received cash payments under the 2006 MIP and the LTIP, as indicated, that, for purposes of this Summary Compensation Table, have been characterized as “Non-Equity Incentive Plan Compensation” under column (g) rather than “Bonus” under column (d). The payouts of the cash compensation awards under the 2006 MIP and the LTIP were approved by the Compensation Committee on February 2, 2007 and paid shortly thereafter.

									Change in
									Pension
									Value and
									Nonqualified
							Non- Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal Position	Year	Salary		Bonus(1)	Awards(2)	Awards(3)	Compensation(4)		Earnings(5)	Compensation(6)	Total
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Sol J. Barer, Ph.D.	2006	$716,333		—	$17,028	$13,248,101	$1,959,600		—	$143,267	$16,084,329
Chief Executive
Officer and
Chairman of
the Board (7)
Robert J. Hugin	2006	$606,667		—	$17,028	$5,592,865	$1,470,100		—	$91,000	$7,777,620
President, Chief
Operating Officer
and Director (8)
David W. Gryska	2006	$32,596		—	—	$41,134	—		—	$190,000	$263,730
Chief Financial
Officer (9)
Aart Brouwer	2006	$466,879	(10)	—	—	—	$368,368	(10)	—	—	$835,247	(10)
President,
International
John W. Jackson (11)	2006	$811,000		—	$17,028	$25,298,349	$2,422,600		—	$221,931	$28,770,908
____________________

(1)	For purposes of this Summary Compensation Table, the aggregate cash awards to the named executive officers under the 2006 MIP and the LTIP, which are discussed in further detail under the heading “2006 Executive Compensation Components—Bonus/ Performance Based Incentive Compensation,” have been characterized as “Non-Equity Incentive Plan Compensation” under column (g).

(2)	The amounts in column (e) represent the total fair value of the matching contributions under our 401(k) Plan in the form of shares of our Common Stock recognized by us as an expense in 2006 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS No. 123R. The awards for which expense is shown in column (e) include the awards described in the Grants of Plan-Based Awards table included elsewhere in this section. The assumptions used in determining the grant date fair values of these awards are set forth in note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(3)	The amounts in column (f) represent the proportionate amount of the total fair value of stock options recognized by us as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS No. 123R. Of the amounts reported in column (f), $12,602,242, $5,162,289 and $21,284,581 for each of Dr. Barer and Messrs. Hugin and Jackson, respectively, represent the fair value of the reload option awards in 2006. Awards of reload options do not result in any greater dilutive effect on the ownership interest of existing stockholders than awards of non-reload options. The awards for which expense is shown in this Summary Compensation Table include the awards described in the Grants of Plan-Based Awards table included elsewhere in this section, as well as awards granted in 2005 and 2004 for which we continued to recognize expense in 2006. The assumptions used in determining the grant date fair values of these awards are set forth in note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(4)	The amounts in column (g) reflect the aggregate cash awards to the named executive officers under the 2006 MIP and the LTIP, which are discussed in further detail under the heading “2006 Executive Compensation Components—Bonus/Performance Based Incentive Compensation” and that, for purposes of this Summary Compensation Table, have been characterized as “Non-Equity Incentive Plan Compensation” under this column (g) rather than “Bonus” under column (d).

(5)	We do not have a pension plan for our named executive officers. Under our Nonqualified Plan, above-market or preferential earnings are not possible.

(6)	The amounts in column (i) for Dr. Barer and Mr. Hugin reflect solely the value of matching contributions that each received under our Nonqualified Plan. For Mr. Gryska, the amount in column (i) reflects solely the estimated relocation expenses that we expect to reimburse. For Mr. Jackson, the amount in column (i) reflects the sum of the value of matching contributions of $202,750 that he received under our Nonqualified Plan, reimbursement of $15,056 of expenses incurred in obtaining professional tax and financial counseling, and payment of premium in the amount of $4,125 for an umbrella insurance policy for Mr. Jackson’s benefit. For purposes of this Summary Compensation Table, matching contributions under our 401(k) Plan in 2006 made in the form of shares of our Common Stock are reported as “Stock Awards” under column (e) rather than “All Other Compensation” in column (i).

(7)	Dr. Barer assumed the office of Chief Executive Officer effective May 1, 2006, and was succeeded as of that date as President and Chief Operating Officer by Robert J. Hugin. Dr. Barer also serves as Chairman of the Board of Directors but does not receive any compensation in such capacity.

(8)	Mr. Hugin assumed the office of President and Chief Operating Officer effective May 1, 2006, and was succeeded as Chief Financial Officer effective December 6, 2006 by David W. Gryska. Mr. Hugin also serves as a member of the Board of Directors but does not receive any compensation in such capacity.

(9)	Mr. Gryska assumed the office of Chief Financial Officer effective December 6, 2006.

(10)	The amounts reflect the value of Mr. Brouwer’s compensation paid in Swiss francs as converted to the United States dollar using the 2006 average exchange rate of approximately 1.25 Swiss francs per United States dollar.

(11)	Mr. Jackson retired from the office of Chief Executive Officer effective May 1, 2006.

Service and Employment Agreements

     Effective as of May 1, 2006, we entered into new employment agreements with Dr. Barer and Mr. Hugin. The employment agreements have an initial term of three years, which automatically extends for successive one-year terms unless either we or the executive provide written notice to the other, at least six months prior to the expiration of the then term, of such party’s intention to terminate the executive’s employment at the end of such term, unless terminated sooner as provided in the employment agreements. The employment agreements provide for an initial annual base salary of $750,000 and $626,000 and an annual target bonus of 100% and 75% of annual base salary, respectively, for each of Dr. Barer and Mr. Hugin. The employment agreements also provide that the executives are entitled to continue to participate in all group health and insurance programs and all other fringe benefit or retirement plans which are generally available to our employees.

     The employment agreements provide that if Dr. Barer’s or Mr. Hugin’s employment is terminated by us without “cause” or because of death or disability, the executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary, a pro rata share of the executive’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits. Further, if Dr. Barer’s or Mr. Hugin’s employment is terminated by us without “cause” or because of disability or incapacitation or by the executive for “good reason” at any time during the two-year period following a “change in control” or if their employment is terminated by us without “cause” or by the executive for “good reason” during the 90-day period prior to a “change in control,” the executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual bonus paid within the three years prior to the change in control, certain accrued benefits, payment of health and welfare premiums for the executive and his dependants for a maximum of three years or, in certain instances, substitute arrangements on a similar tax basis and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided, however, that such payment will be reduced by any payments made to the executive prior to the “change in control” on account of the executive’s termination.

     Dr. Barer and Mr. Hugin may also be entitled to receive a gross-up payment in certain circumstances if payments or benefits provided trigger an excise tax under Section 4999 of the Code, but only if the payments and benefits provided exceed 105% of the greatest amount that could be paid without triggering the excise tax. If the payments and benefits provided do not exceed 105% of the greatest amount that could be paid without triggering the excise tax, then the payments and benefits will be reduced to the greatest amount that could be paid without triggering the excise tax.

     Dr. Barer and Mr. Hugin are subject to a non-competition provision which applies during the period they are employed by us and until the first anniversary of the date their employment terminates (or, if change in control payments and benefits are paid, generally the second anniversary of the later of the date their employment terminates or the change in control date).

     Mr. Gryska serves at the will of the Company. Effective as of December 6, 2006, we entered into an employment letter agreement. The employment letter agreement provides for an initial annual base salary of $450,000 and an annual target bonus of 50% of annual base salary. The employment letter agreement also provides that Mr. Gryska is entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans which are generally available to our employees. In addition, the employment letter agreement provides that if Mr. Gryska’s employment is terminated by us without “cause” or as a result of a “change in control,” he is entitled to receive a lump sum payment equal to 12 months’ base salary and bonus, less applicable taxes.

     Effective as of November 2, 2005, we entered into an employee contract with Mr. Brouwer. The employee contract provides for an initial annual base salary of 585,000 Swiss francs (or $466,641 based on the 2006 average exchange rate of approximately 1.25 Swiss francs per United States dollar) and an annual target bonus of 50% of annual base salary. The employment letter agreement also provides that Mr. Brouwer is entitled to participate in all employee benefit programs offered by Celgene International Sarl. We do not have any change in control agreements or arrangements with Mr. Brouwer.

     Effective as of May 1, 2006, we entered into a new services agreement with Mr. Jackson. The services agreement provided that Mr. Jackson continue as our employee and serve as Executive Chairman of the Board of Directors for a period ending December 31, 2006 and serve as a consultant for the two-year period commencing on the date the Executive Chairman period terminates, unless terminated sooner or extended by mutual agreement. During the employment period, Mr. Jackson provided oversight for succession of our executive leadership team, provided mentoring and coaching for the executive leadership team, and gave advice to try to ensure the continuity of the business plan and leadership through the transition. As a consultant, Mr. Jackson will provide services as a senior level consultant on an as-needed basis with regard to such matters as mutually agreed to by Mr. Jackson and the Board of Directors and will provide us with, including but not limited to, consulting, business development and similar services of a non-operating nature relating to our strategic plan and business, customer and investor relations and product development.

     As compensation for his services in 2006 as an employee, we paid Mr. Jackson an annual base salary of $811,000. As a consultant commencing on January 1, 2007, we will pay Mr. Jackson annual consulting fees of $300,000. Mr. Jackson also was eligible to receive an annual target bonus of 100% of his annual base salary for the 2006 fiscal year. As described in greater detail under the heading “2006 Executive Compensation Components–Bonus/Performance Based Incentive Compensation,” Mr. Jackson is also eligible to receive two-thirds and one-third of the incentive awards for the 2005-2007 cycle and the 2006-2008 cycle, respectively, under the LTIP.

     The services agreement provides that if Mr. Jackson’s relationship is terminated by us as a result of Mr. Jackson’s death or disability, Mr. Jackson is entitled to receive an amount equal to his annual consulting fee. If Mr. Jackson’s relationship is terminated by us without “cause,” Mr. Jackson is entitled to receive a lump sum payment equal to the consulting fee that Mr. Jackson would have been entitled to receive from the date of termination through December 31, 2008.

     Further, if Mr. Jackson’s relationship is terminated by us without “cause” or because of disability or incapacitation or by Mr. Jackson for “good reason” at any time during the two-year period following a “change in control” or if he is terminated by us without “cause” or by Mr. Jackson for “good reason” during the 90-day period prior to a “change in control,” Mr. Jackson is entitled to receive a lump sum payment equal to three times his then annual base salary plus three times his highest annual bonus paid within the three years prior to the change in control, certain accrued benefits and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided, however, that such payment will be reduced by any payments made to Mr. Jackson prior to the “change in control” on account of Mr. Jackson’s termination. A “change in control”

will be relevant only to the extent that it occurs within 12 months after an unsolicited approach by the chief executive officer of a third party is first discussed at a formal meeting of the Board of Directors while Mr. Jackson was an employee (in which case the date of the change in control will be deemed to be the date the unsolicited approach by a third party is first discussed at a formal meeting of the Board).

GRANTS OF PLAN-BASED AWARDS TABLE

     The following table provides information about equity and non-equity awards granted to named executive officers in 2006: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the LTIP for the 2006 – 2008 performance period granted in 2006; (3) all matching contributions under our 401(k) Plan in 2006 made in the form of shares of our Common Stock, (4) all stock option awards, which consist of the number of shares underlying stock options awarded to named executive officers in 2006, (5) the exercise price of the stock option awards, which reflects the closing price of the shares of our Common Stock on the date of grant and (6) the grant date fair value of each equity award computed under FAS No. 123R.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant Date
									Number of	Number of	Exercise or	Fair Value
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Base Price	of Stock
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Underlying	of Option	and Option
	Grant					Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date		Threshold	Target	Maximum	(#)	(#)	(#)	(#)	(#)(2)	($/Sh)(3)	(Per Share)(4)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Sol J. Barer, Ph.D.	1/19/06		$324,500	$649,000	1,298,000	—	—	—
	2/14/06								296			$17,028
	6/20/06	(5)								692,266	$42.39	$11,491,131
	12/21/06	(5)								114,594	$59.01	$2,138,760
Robert J. Hugin	1/19/06		$284,000	$568,000	$1,136,000	—	—	—
	2/14/06								296			$17,028
	6/20/06	(5)								229,720	$42.39	$3,813,191
	12/21/06	(5)								134,168	$59.01	$2,504,085
David W. Gryska	12/6/06		—	—	—	—	—	—	—	25,000	$57.58	$600,558
Aart Brouwer	1/19/06		$116,720 (6)	$233,440 (6)	$466,879 (6)	—	—	—	—	—	—	—
John W. Jackson	1/19/06		$135,200	$270,400	$540,800	—	—	—	296			$17,028
	5/1/06	(5)								994,601	$41.82	$15,660,987
	11/21/06	(5)								19,966	$56.07	$357,719
____________________

(1)	This column shows the potential value of the payout for each named executive officer under the LTIP for the 2006-2008 cycle granted in 2006 if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. Awards under the 2006-2008 cycle are payable in cash or shares (the number of shares would be based on the cash amount divided by the fair market value of our Common Stock at the time of payment) at the discretion of the Compensation Committee. We anticipate at this time that payment will be in cash rather than shares; thus the estimated payments are reflected in the “non-equity awards” column rather than the “equity awards” column. See “Bonus Performance Based Incentive Compensation—Long-Term Incentive Plan” under the “Compensation Discussion and Analysis.”

(2)	All options granted in 2006 were granted pursuant to our 1998 Stock Incentive Plan. The reload option grants vest six months after the grant date. All other option grants vest in annual increments of 25% of each total grant, beginning on the date of grant. All options were granted at the fair market value of Common Stock on the effective date of grant.

(3)	This column reflects the exercise price for the stock options granted, which was the closing price of the shares of our Common Stock on the date of grant.

(4)	This column reflects the full grant date fair value of stock options under FAS No. 123R granted to the named executive officers in 2006. We use the Black-Scholes option pricing model to estimate the fair value of options on the date of grant which requires certain estimates to be made by management including the expected forfeiture rate and expected term of the options. The actual value, if any, that a named executive officer may realize upon exercise of stock options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(5)	These options are reload options, granted following the exercise of options with a reload feature. We have amended the 1998 Stock Incentive Plan to eliminate the reload feature for all stock options granted on or after October 1, 2004.

(6)	The amounts reflect the value of Mr. Brouwer’s compensation to be paid in Swiss francs as converted to the United States dollar using the 2006 average exchange rate of approximately 1.25 Swiss francs per United States dollar.

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE

     The following table provides information on the current holdings of stock option awards by the named executive officers. Each equity grant is shown separately for each named executive officer. For additional information about the option awards, see “Stock Option Awards” under “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
	Number	Number	Number of			Number	Value of	Shares,	Shares,
	of	of	Securities			of Shares	Shares or	Units or	Units or
	Securities	Securities	Underlying			or Units	Units of	Other	Other
	Underlying	Underlying	Unexercised			of Stock	Stock	Rights	Rights That
	Unexercised	Unexercised	Unearned	Option	Option	That Have	That Have	That Have	Have Not
	Options (#)	Options (#)	Options	Exercise	Expiration	Not Vested	Not Vested	Not Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	(#)	Price	Date	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sol J. Barer, Ph.D.	102,749	—	—	$59.01	9/19/2010	—	—	—	—
	11,845			$59.01	7/6/2014
	169,016			$42.39	9/19/2010
	221,171			$42.39	6/10/2013
	26,325			$42.39	6/20/2016
	36,320			$42.39	12/15/2013
	25,709			$42.39	7/6/2014
	37,752			$42.39	4/6/2014
	139,600			$42.39	1/21/2014
	36,373			$42.39	9/15/2013
	200,000			$34.05	12/29/2015
	30,000			$26.74	10/4/2015
	108,534			$26.35	1/17/2011
	111,488			$26.35	1/25/2012
	27,666			$26.35	6/18/2012
	28,674			$26.35	12/31/2012
	40,490			$26.35	6/10/2013
	27,686			$26.35	10/22/2012
	30,000			$20.61	7/5/2015
	30,000			$17.12	4/5/2015
	120,000			$14.25	2/15/2015
	30,000			$12.59	1/4/2015
	60,000			$15.49	10/5/2014

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
	Number	Number	Number of			Number	Value of	Shares,	Shares,
	of	of	Securities			of Shares	Shares or	Units or	Units or
	Securities	Securities	Underlying			or Units	Units of	Other	Other
	Underlying	Underlying	Unexercised			of Stock	Stock	Rights	Rights That
	Unexercised	Unexercised	Unearned	Option	Option	That Have	That Have	That Have	Have Not
	Options (#)	Options (#)	Options	Exercise	Expiration	Not Vested	Not Vested	Not Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	(#)	Price	Date	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	600,000			$6.45	2/3/2010
	420,000			$1.50	4/20/2009
	347,280			$1.38	1/22/2009
	119,728			$0.71	1/30/2008
	200,000			$35.67	12/29/2015	—	—	—	—
Robert J. Hugin	1,694	—	—	$59.01	1/17/2011
	1,694			$59.01	1/25/2012
	1,694			$59.01	6/10/2013
	7,897			$59.01	7/6/2014
	119,495			$59.01	9/19/2010
	1,694			$59.01	1/21/2014
	70,235			$42.39	9/19/2010
	17,139			$42.39	7/6/2014
	25,168			$42.39	4/6/2014
	24,249			$42.39	9/15/2013
	68,716			$42.39	1/21/2014
	24,213			$42.39	12/15/2013
	120,000			$34.05	12/29/2015
	120,000			$35.67	12/29/2015
	20,000			$26.74	10/4/2015
	73,538			$25.68	1/17/2011
	19,464			$25.68	10/22/2012
	75,838			$25.68	1/25/2012
	19,448			$25.68	6/18/2012
	20,172			$25.68	12/31/2012
	47,934			$25.68	6/10/2013
	25,958			$25.68	1/21/2014
	184,134			$25.68	6/10/2013
	20,000			$20.61	7/5/2015
	20,000			$17.12	4/5/2015
	80,000			$14.25	2/15/2015
	20,000			$12.59	1/4/2015
	40,000			$15.49	10/5/2014
	420,000			$6.45	2/3/2010

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
	Number	Number	Number of			Number	Value of	Shares,	Shares,
	of	of	Securities			of Shares	Shares or	Units or	Units or
	Securities	Securities	Underlying			or Units	Units of	Other	Other
	Underlying	Underlying	Unexercised			of Stock	Stock	Rights	Rights That
	Unexercised	Unexercised	Unearned	Option	Option	That Have	That Have	That Have	Have Not
	Options (#)	Options (#)	Options	Exercise	Expiration	Not Vested	Not Vested	Not Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	(#)	Price	Date	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	1,046,400			$1.30	6/22/2009	—	—	—	—
David W. Gryska	25,000	—	—	$57.58	12/6/2016
Aart Brouwer	25,000	—	—	$34.05	12/29/2015
	25,000			$35.67	12/29/2015
	300,000			$28.85	11/2/2015
John W. Jackson	19,966	—	—	$56.07	7/6/2014
	2,390			$41.82	6/10/2013
	2,390			$41.82	1/21/2014
	403,902			$41.82	9/19/2010
	585,919			$41.82	12/31/2011
	200,000			$34.05	12/31/2011
	200,000			$35.67	12/31/2011
	50,000			$25.85	12/31/2011
	227,834			$25.68	1/17/2011
	770,196			$25.68	12/31/2011
	50,000			$20.61	12/31/2011
	50,000			$17.12	12/31/2011
	200,000			$14.25	12/31/2011
	50,000			$12.59	12/31/2011
	100,000			$15.49	12/31/2011
	1,200,000			$6.45	2/3/2010
____________________

(1)	Represents vested options under the 1992 Long-Term Incentive Plan and vested and unvested options under the 1998 Stock Incentive Plan. Unvested options under the 1998 Stock Incentive Plan may be exercised under the provisions of the plan. Shares of Common Stock acquired upon the exercise of stock options that are not fully vested may not be sold until fully vested.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Number
	Number of	Value	of Shares	Value
	Shares	Realized	Acquired	Realized
	Acquired on	on	on	on
Name	Exercise (#)	Exercise(1)	Vesting (#)	Vesting(2)
(a)	(b)	(c)	(d)	(e)
Sol J. Barer, Ph.D.	1,346,196	$43,233,267	296	$17,028
Robert J. Hugin	625,400	$19,628,148	296	$17,028
David W. Gryska	__	__	__	__
Aart Brouwer	__	__	__	__
John W. Jackson	2,623,996	$80,977,453	296	$17,028

____________________

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Value realized represents the number of shares acquired on vesting multiplied by the market value of the shares of Common Stock on the vesting date, which is the closing price of the shares on December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION TABLE
	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at Last
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Fiscal Year
Name	Year(1)	Year(2)	Year(3)	Distributions	End(4)
(a)	(b)	(c)	(d)	(e)	(f)
Sol J. Barer, Ph.D.	$179,083	$143,267	$347,829	__	$3,542,604
Robert J. Hugin	$511,500	$91,000	$118,309	__	$1,582,540
David W. Gryska	__	__	__	__	__
Aart Brouwer	__	__	__	__	__
John W. Jackson	$1,203,583	$202,750	$502,440	__	$6,410,445
____________________

(1)	The amounts reported in column (b) reflect deferrals under the Nonqualified Plan of base salary earned by and paid to each of the named executive officers in 2006. These amounts are reported as compensation in the Summary Compensation Table.

(2)	The amounts reported in column (c) for each of the named executive officers are reported as compensation in the Summary Compensation Table.

(3)	None of the amounts reported in column (d) for each of the named executive officers is reported as compensation in the Summary Compensation Table.

(4)	The amounts reported in column (f) for each of the named executive officers include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned. Amounts previously reported in such years include previously earned, but deferred, salary and incentive and Company matching contributions. This total reflects the cumulative value of each named executive officer’s deferrals, match and investment experience.

     The Nonqualified Plan is an unfunded nonqualified deferred compensation plan to which our named executive officers may elect to defer up to 25% of their base salary and up to 100% of annual bonus. Generally, a deferral election must be made no later than December 31 of the previous year, and is irrevocable; however, a participant may cancel a deferral election if certain unforeseeable emergencies should occur. Deferrals with respect to salary are deducted from the participant’s salary in equal installments for the period of January 1 through December 31 of each year. These deferral elections are for the salary earned by the participant for the particular salary pay period during that year, which would otherwise be payable to the participant in such pay period. The election to defer salary under the Nonqualified Plan is in addition to any deferral election made by the participant under our 401(k) Plan. Deferrals for performance based annual bonuses are for those bonuses earned during the year in question, which are payable the following year. The performance based annual bonus deferral elections may be modified or revoked before June 30 of the year in question.

     The Nonqualified Plan authorizes the Company to make a matching contribution at the sole discretion of the Company. The Nonqualified Plan provides for matching contributions of 20%, 15% and 25% of deferred base salary of Dr. Barer and Messrs. Hugin and Jackson, respectively. The participant is 100% vested at all times in his deferred cash account.

     The Nonqualified Plan credits earnings to deferral amounts based upon “deemed” investments in mutual funds investing in equity instruments or debt securities chosen by each participant (which the participant may change at any time) from a “menu” of fund options provided by the Company. The investment returns credited to participants’ accounts in the Nonqualified Plan correspond to actual returns of the chosen funds. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and affected by prevailing interest rates and credit risks.

     The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. A distribution is made upon separation from service with the Company or death of a participant (in such a case, to the designated beneficiary). Distributions may be made in five to fifteen annual installments, as elected by the participant.

The first installment will be paid six months after termination or retirement, and thereafter on each annual anniversary. If a participant dies before installment payments have commenced, a lump sum will be distributed to the participant’s beneficiary as soon as administratively feasible thereafter, to the extend no adverse tax consequences are triggered under Section 909A of the Code. If a participant dies after the date distributions have commenced, then installment payments shall continue to be distributed to such participant’s beneficiary in accordance with the participant’s election. Loans are not permitted under the Nonqualified Plan, although emergency distributions are permitted in the case of certain emergencies.

     The Nonqualified Plan is intended to provide participants with a tax deferral opportunity for compensation paid by the Company. The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed. We intend to continue to use the transition period provided by the Internal Revenue Service to review and amend the Nonqualified Plan when necessary to comply with Section 409A of the Code, which affects the manner by which deferred arrangements are structured.

Potential Payments Upon Termination or Change in Control

     The following tables summarize the value of the termination payments and benefits that Dr. Barer and Mr. Hugin would receive if they had terminated employment on December 31, 2006 under the circumstances shown. For further description of the employment agreements governing these payments, see “Additional Information Regarding Executive Compensation–Service and Employment Agreements.” The tables exclude (i) amounts accrued through December 31, 2006 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2006 and (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees.

Sol J. Barer

								Termination
							Termination	for Any Reason
							by Company	Within Two
							or Executive	Years Following
							Other Than	or 90-Day
							Retirement,	Period Prior
							Death or	to a Change in
	Retirement		Death		Disability		Disability	Control
Benefit	$		$		$		$(1)	$(1)
Cash Severance	__		$2,132,233	(2)	$2,132,233	(2)	$2,132,233 (3)	$6,061,033 (4)
Acceleration of Stock
Options	$7,339,500	(5)	$7,339,500	(5)	$7,339,500	(5)	__	$7,339,500 (5)
Nonqualified Plan(6)	$3,542,604		$3,542,604		$3,542,604		$3,542,604	$3,542,604
Health & Welfare Benefits	__	(7)	__	(7)	__	(7)	__ (7)	$34,780 (8)
280G Tax Gross-Ups	__		__		__		__	__
____________________

(1)	Excluding a “ for cause” termination.

(2)	Executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary, a pro rata share of the executive’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits.

(3)	If executive is terminated by the Company without “cause,” executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary, a pro rata share of the executive’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits.

(4)	Executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual bonus paid within the three years prior to the change in control and applicable earned LTIP payment.

(5)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise price of all unvested options the vesting of which accelerates in connection with a change in control.

(6)	Benefits payable under the Nonqualified Plan are described and quantified in the Nonqualified Deferred Compensation Table included elsewhere in this section.

(7)	Executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, at the executive’s expense.

(8)	Executive is entitled to certain accrued benefits and payment of health and welfare premiums for the executive and his dependents for a maximum of three years and, thereafter, executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under COBRA, at the executive’s expense.

Robert J. Hugin

								Termination
							Termination	for Any Reason
							by Company	Within Two
							or Executive	Years Following
							Other Than	or 90-Day
							Retirement,	Period Prior
							Death or	to a Change in
	Retirement		Death		Disability		Disability	Control
Benefit	$		$		$		$(1)	$(1)
Cash Severance	__		$1,648,833	(2)	$1,648,833	(2)	$1,648,833 (3)	$4,479,013 (4)
Acceleration of Stock
Options	$4,893,00	(5)	$4,893,00	(5)	$4,893,00	(5)	__	$4,893,000 (5)
Nonqualified Plan(6)	$1,582,540		$1,582,540		$1,582,540		$1,582,540	$1,582,540
Health & Welfare Benefits	__	(7)	__	(7)	__	(7)	__ (7)	$46,530 (8)
280G Tax Gross-Ups	__		__		__		__	__
____________________

(1)	Excluding a “ for cause” termination.

(2)	Executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary, a pro rata share of the executive’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits.

(3)	If executive is terminated by the Company without “cause,” executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary, a pro rata share of the executive’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits.

(4)	Executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual bonus paid within the three years prior to the change in control.

(5)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise price of all unvested options the vesting of which accelerates in connection with a change in control.

(6)	Benefits payable under the Nonqualified Plan are described and quantified in the Nonqualified Deferred Compensation Table included elsewhere in this section.

(7)	Executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, at the executive’s expense.

(8)	Executive is entitled to certain accrued benefits and payment of health and welfare premiums for the executive and his dependents for a maximum of three years and, thereafter, executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under COBRA, at the executive’s expense.

David W. Gryska and Aart Brouwer

     Neither Mr. Gryska nor Mr. Brouwer is entitled to any payments in connection with any termination, including, without limitation, resignation, severance, retirement, death, disability, except that, if terminated by us at any time other than for “cause” or as a result of a “change in control,” Mr. Gryska is entitled to receive a lump sum payment equal to his twelve months’ base salary and bonus, less applicable taxes. As of December 31, 2006, such payment would equal $675,000, less applicable taxes. Mr. Brouwer is not entitled to any payments in connection with any change in control. Notwithstanding the foregoing, Messrs. Gryska and Brouwer are entitled to (i) amounts accrued through the date of termination that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus, (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees and (iii) any post-employment benefits that are available to all of our salaried employees and do not discriminate in favor of either Mr. Gryska or Mr. Brouwer.

John W. Jackson

     Mr. Jackson retired as our Chief Executive Officer effective May 1, 2006, at which time he entered into a services agreement with us. The services agreement provided that Mr. Jackson would continue as our employee and serve as Executive Chairman of our Board of Directors until December 31, 2006, at which time he terminated his employment with us and retired as Executive Chairman of the Board. As compensation for his services in 2006 as an employee, we paid Mr. Jackson an annual base salary of $811,000 and he was eligible to receive an annual target incentive payment of 100% of his annual base salary for the 2006 fiscal year, both of which are reflected in the Summary Compensation Table. Other than his salary and incentive payment for fiscal year 2006, Mr. Jackson did not receive any other form of retirement payment. Mr. Jackson’s benefits payable under the Nonqualified Plan are described and quantified in the Nonqualified Deferred Compensation table included elsewhere in this section.

     Pursuant to his services agreement, Mr. Jackson will provide services as a non-employee senior level consultant on an as-needed basis commencing on January 1, 2007. The services agreement provides that if Mr. Jackson’s consultant relationship is terminated as a result of his death or disability, he is entitled to receive an amount equal to his annual consulting fee of $300,000. If Mr. Jackson’s relationship is terminated by us without “cause,” he is entitled to receive a lump sum payment equal to the consulting fee he would have been entitled to receive from the date of termination through December 31, 2008.

DIRECTOR COMPENSATION

     All members of the Board of Directors who are not our employees, or the Non-Employee Directors, currently receive an annual fee of $30,000 a year in $15,000 installments at January and June. Effective June 12, 2007, all Non-Employee Directors will receive an annual fee of $55,000 a year, payable quarterly in arrears. In addition, all Non-Employee Directors currently receive $2,500 for each Board Meeting attended in person (and are reimbursed for their expenses for each meeting attended) and $500 for each telephonic Board Meeting attended, and are eligible to receive stock options pursuant to the Directors’ Incentive Plan as described below.

     Each Non-Employee Director serving on a committee of the Board of Directors currently receives $500 for each committee meeting attended in person or by telephone. In addition, currently, each of the Chairmen of the Compensation Committee and the Nominating and Governance Committee receives $7,000 in annual cash compensation, and the Chairman of the Audit Committee receives $12,000 in annual cash compensation. Currently, each member of the Audit Committee (other than the Chairman) receives $4,000 in annual cash compensation and each non-employee member of all other committees, other than the Chairman of such committees, receives $2,000 in annual cash compensation.

     Effective June 12, 2007, in annual cash compensation, the Chairman of the Audit Committee will receive $28,000, the Chairman of the Compensation Committee will receive $14,000, and the Chairman of the Nominating and Governance Committee will receive $10,000. Effective June 12, 2007, in annual cash compensation, each member of the Audit Committee (other than the Chairman) will receive $12,000, each member of the Management Compensation and Development Committee (other than the Chairman) will receive $8,000, and each member of the Nominating and Governance Committee, other than the Chairman, and each non-employee member of the Executive Committee, will receive $5,000.

DIRECTOR COMPENSATION TABLE

      As described more fully below, the following table summarizes the annual cash compensation for the non-employee directors serving as members of our Board of Directors during 2006.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(2)	($)	($)(2)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jack L. Bowman	$56,500	__	$405,269	__	__	__	$461,769
Michael D. Casey	$58,500	__	$412,334	__	__	__	$470,834
Rodman L. Drake	$51,000	__	$123,188	__	__	__	$174,188
Arthur Hull Hayes, Jr., M.D.	$50,000	__	$405,269	__	__	__	$455,269
Gilla Kaplan, Ph.D.	$49,500	__	$405,269	__	__	__	$454,769
James J. Loughlin(3)	__	__	__	__	__	__	__
Richard C.E. Morgan	$54,000	__	$405,269	__	__	__	$459,269
Walter L. Robb, Ph.D.	$59,000	__	$405,269	__	__	__	$464,269
____________________

(1)	The amounts in column (d) represent the proportionate amount of the total fair value of stock options recognized by us as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS No. 123R. The assumptions used in determining the grant date fair values of these awards are set forth in note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. At December 31, 2006, the aggregate number of outstanding stock option awards held by each non-employee director was: Mr. Bowman—278,750 shares; Mr. Casey—198,750 shares; Mr. Drake—31,250 shares; Dr. Hayes—228,750 shares; Dr. Kaplan—338,750 shares; Mr. Loughlin—0 shares; Mr. Morgan—123,750 shares; and Dr. Robb—518,750 shares.

(2)	We do not have a pension plan or a nonqualified deferred compensation plan for our directors.

(3)	Mr. Loughlin was elected by the Board of Directors effective January 7, 2007 to serve as one of our directors and did not receive any compensation as a director for 2006.

     All of the stock options issued to our Non-Employee Directors were granted under the Directors’ Incentive Plan. The Directors’ Incentive Plan was adopted by the Board of Directors on April 5, 1995, and approved by our stockholders at the 1995 Annual Meeting of stockholders. At our Annual Meeting held in 1997, the Directors’ Incentive Plan was amended to increase the number of shares of our Common Stock that may be issued upon exercise of options granted thereunder from 3,000,000 shares to 4,200,000 shares, as adjusted for the Splits. At our Annual Meeting held in 1999, the Directors’ Incentive Plan was amended to increase the number of shares of our Common Stock that may be issued upon exercise of options granted thereunder from 4,200,000 shares to 7,200,000 shares, as adjusted for the Splits. At our Annual Meeting in 2005, the Directors’ Incentive Plan was amended to increase the number of shares of our Common Stock that may be issued upon exercise of options granted thereunder from 7,200,000 to 7,700,000 shares, as adjusted for the 2006 Split. The Directors’ Incentive Plan currently provides for the granting to Non-Employee Directors of non-qualified options to purchase an aggregate of not more than 7,700,000 shares (subject to adjustment to reflect changes in capitalization) of Common Stock.

     Under the Directors’ Incentive Plan, each new Non-Employee Director upon the date of his or her election or appointment will be granted a non-qualified option to purchase 20,000 shares (effective June 12, 2007, 25,000 shares) of Common Stock. These initial options vest in four equal annual installments commencing on the first anniversary of the date of grant, assuming the Non-Employee Director remains a member of our Board of Directors. Each Non-Employee Director currently also receives non-qualified options to purchase 3,750 shares of Common Stock per quarter (15,000 shares annually). Effective June 12, 2007, each Non-Employee Director will receive non-qualified options to purchase 4,625 shares of Common Stock per quarter (18,500 shares annually).

These options vest in full on the first anniversary of the date of the grant, assuming the Non-Employer Director is a member of our Board of Directors on that date. All options granted pursuant to the Directors’ Incentive Plan will expire no later than 10 years from the date of grant and, under the current terms of the Directors’ Incentive Plan, no option may be granted after June 30, 2015. If a Non-Employee Director terminates his or her service on the Board of Directors for any reason, options that were exercisable on the date of termination and that have not expired may be exercised at any time until the date of expiration of such options. In addition, if there is a change of control and within two years after such change of control a director ceases to be a Non-Employee Director for any reason, or is not nominated for election by our stockholders, all unvested portions of a stock option will automatically vest.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes shares of our Common Stock to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2006:

Remaining
Available Number
of Securities for
	Number of	Weighted-	Future Issuance
	Securities to	average	Under Equity
	be Issued Upon	Exercise Price	Compensation
	Exercise of	of Outstanding	Plans (Excluding
	Outstanding	Options,	Securities
	Options, Warrants	Warrants and	Reflected in
Plan Category	and Rights	Rights	Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security
holders	35,237,965	$18.89	22,042,287
Equity compensation plans not approved by security
holders	2,252,375	$4.45	—
Total	37,490,340	$18.02	22,042,287

     The Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, or the Qualified Plan, has not been approved by our stockholders. As a result of our acquisition of Anthrogenesis in December 2002, we acquired the Qualified Plan and the Anthrogenesis Non-Qualified Recruiting and Retention Stock Option Plan, or the Anthrogenesis Non-Qualified Plan. No future awards will be granted under the Anthrogenesis Non-Qualified Plan. The Qualified Plan authorizes the award of incentive stock options, which are stock options that qualify for special federal income tax treatment. The exercise price of any stock option granted under the Qualified Plan may not be less than the fair market value of Common Stock on the date of grant. In general, each option granted under the Qualified Plan vests evenly over a four-year period and expires ten years from the date of grant, subject to earlier expiration in case of termination of employment. The vesting period is subject to certain acceleration provisions if a change in control occurs. No award will be granted under the Qualified Plan on or after December 31, 2008.

PROPOSAL TWO:

Registered Public Accounting Firm

     The Board of Directors has appointed KPMG LLP, to serve as our independent registered public accounting firm, to audit our consolidated financial statements for the current year. The affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the Annual Meeting is required for the ratification of the Board of Directors’ selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

     The following table summarizes fees billed to us by our independent registered public accounting firm for the fiscal years ended 2006 and 2005.

	2006	2005
Audit Fees	$1,736,200	$1,011,500
Audit-Related Fees	$32,000	$28,500
Tax Fees	$48,650	$140,960
All Other Fees	$0	$0

Audit Fees: include fees for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits, issuance of comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees: include fees for audit-related services consisting of employee benefit plan audits.

Tax Fees: include fees for tax services, including tax compliance, tax advice and tax planning.

All Other Fees: no fees for all other services in 2006 and 2005.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee currently pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF THIS PROPOSAL

STOCKHOLDER PROPOSALS

     Stockholders wishing to include proposals in the proxy material in relation to our Annual Meeting to be held in 2008 must submit the same in writing to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901, Attention: Corporate Secretary, so as to be received at our executive office on or before January 4, 2008. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

     Stockholders who intend to present a proposal at the 2008 Annual Meeting, without including such proposal in our Proxy Statement, must provide our Secretary with written notice of such proposal no later than April 19, 2008. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     Only one copy of this Proxy Statement and the Annual Report is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

     We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the Proxy Statement and Annual Report who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.

OTHER MATTERS

     Upon written request addressed to our Corporate Secretary at 86 Morris Avenue, Summit, New Jersey 07901 from any person solicited herein, we will provide, at no cost, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2006.

     Our Board of Directors does not know of any matters to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

SOL J. BARER, PH.D.
Chairman of the Board Chief Executive Officer
May 4, 2007

STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED. YOU ALSO HAVE THE OPTION OF VOTING YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR TOLL FREE VIA A TOUCH-TONE PHONE AT 800-690-6903. YOU MAY VOTE UP UNTIL 11:59 P.M. EASTERN STANDARD TIME ON JUNE 11, 2007.